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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-116076), Form S-8 (No. 333-114512) and Form S-4 (No. 333-112309) of Laidlaw International, Inc. of our report dated November 14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Chicago Illinois
November 14, 2005